Exhibit 10.8

Schedule of Omitted Lease Agreement

The following lease agreement has not been filed as an exhibit to this Post Effective Amendment No. One to the Registration Statement pursuant to Instruction 2 to Item 601 of Regulation S-K:

1.	Master Lease Agreement dated December 3, 2004 by and between Blue Mountain Resort Limited Partnership, as Landlord and CNL Income Canada Lessee Corp., as Tenant

The terms of the Omitted Lease Agreement for the Blue Mountain resort village property is substantially similar to the Master Lease Agreement dated December 3, 2004 by and between Whistler Mountain Resort Limited Partnership, as Landlord and CNL Income Canada Lessee Corp., as Tenant, which was filed as Exhibit 10.7 to CNL Income Properties, Inc.’s Post Effective Amendment No. One to the Registration Statement.

The Omitted Lease Agreement provides for four five-year extensions of the lease term as opposed to only two extensions under the Whistler resort village property lease. In addition, there are negative covenants under the Blue Mountain lease which address limitations specific to its facilities. Further, under the Blue Mountain lease we may be required to obtain certain consents under the Planning Act covering subdivision development which are not provided for under the Whistler resort village property lease.